UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Commission File Number 000-50098

Date of Report (Date of earliest event reported):   December 31, 2025

PUBLIC COMPANY MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	88-0493734
(IRS Employer Identification No.)

9350 Wilshire Boulevard,Suite 203
Beverly Hills, CA	90212
(Address of principal executive offices)	( Zip Code)

Not applicable
(Former name or former address, if changed since last report.)

310.862.1957
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PCMC	OTC Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 – Changes in Registrant’s Certifying Accountant.

The Company had a change in its independent accountant.

On December 30, 2025, the Company was notified that its independent auditor, Hudgens CPA, PLLC ( “Hudgens”) had ceased operations. Consequently, Hudgens de facto resigned as the Company’s independent registered accounting firm effective on that date.

Hudgens’ reports on the Company’s financial statements for the fiscal years ended September 30, 2024 and September 30, 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to accounting principles or practices, financial statement disclosures or auditing scope or procedures, except that such reports contained an explanatory paragraph regarding the Company’s ability to continue as a going concern. Hudgens indicated that balance sheets and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period then ended and the related notes (collectively referred to as the financial statements present fairly, in all material respects, the financial position of the Company and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Hudgen’s report indicated that the financial statements  have been prepared, assuming that the Company will continue as a going concern. As discussed in a footnote to the financial statements, the Company has a working capital deficit, has generated net losses since its inception and further losses are anticipated, the Company requires additional funds to meet its obligations and the costs of its operations, and these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the Company’s two most recent fiscal years ended September 30, 2025 and 2024 and the subsequent interim period through December 30, 2025, there were:

(i) No “disagreements” (within the meaning of Item 304(a) of Regulation S-K) with Hudgens on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hudgens, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company; and

(ii) No “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Hudgens with a copy of this Form 8-K. As required by Item 304(a)(3) of Regulation S-K, the Company requested that Hudgens provide a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in this Current Report on Form 8-K and, if not, stating the respects in which it does not agree. The Company provided Hudgens with a copy of this Form 8-K and made such request on January 14, 2026. As of the date of this filing, Hudgens has not furnished the requested letter to the Company.

On December 31, 2025, the Company engaged L J Soldinger Associates, LLC (“Soldinger”) as its independent registered public accounting firm.

During the fiscal years ended September 30, 2025 and 2024, and through the effective date of Soldinger’s engagement, neither the Company nor anyone acting on its behalf consulted Soldinger regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and Soldinger did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) on accounting principles or practices, financial statement disclosure or auditing scope or procedures or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K). The resignation of Hudgens and the engagement of Soldinger were approved by the Board of Directors on December 31, 2025.

Item 8.01 Other Events.

The Company was unable to file its Form 10-K on December 29, 2025 or a Form 12b-25 on December 30, 2025 with the Securities and Exchange Commission as the Commission had not yet formally enrolled the Company in EDGAR Next; accordingly, the Company could not delegate its current filing agent as the filing agent for the Form 12b-25 or for any subsequent reports. The application for EDGAR access was then pending with the Commission and the enrollment occurred on January 14, 2026.

The Company understands that objective, impartial audits are required and that disclosures and filings protect investors and maintain confidence in the Company’s financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2026

PUBLIC COMPANY MANAGEMENT CORPORATION

By:	/s/ Quynh Hoa T. Tran
	Quynh Hoa T. Tran	President

By:	/s/ Quynh Hoa T. Tran
	Quynh Hoa T. Tran	Chief Financial Officer